                               MASTER LICENSE AGREEMENT

                                    BY AND BETWEEN





                                     F.M.S., INC.

                                         AND

                            ------------------------------








                     a subsidiary of Swisher International, Inc.
                                  and a licensee of
                           Swisher Hygiene Franchise Corp.

                                  TABLE OF CONTENTS

SECTION NO.                                                   PAGE NO.
-----------                                                   --------

 1.  DEFINITIONS                                                   2

 2.  GRANT OF LICENSE                                              4

 3.  USE AND REGISTRATION OF SWISHER MARKS                         5

 4.  BEST EFFORTS                                                  7

 5.  FEES AND RELATED PROVISIONS                                   7

 6.  ACCOUNTING AND RECORDS                                       11

 7.  TERM                                                         12

 8.  PILOT LOCATION; DEVELOPMENT OF SWISHER SUBFRANCHISES         13

 9.  OBLIGATIONS OF MASTER FRANCHISEE                             15

10.  SUBRANCHISE AGREEMENTS; SERVICING, TRAINING AND
        SUPERVISING SUBFRANCHISEES                                16

11.  COMPLIANCE WITH TERRITORIAL LAWS                             18

12.  INDEPENDENT CONTRACTOR                                       19

13.  COMPLIANCE WITH STANDARDS AND SPECIFICATIONS                 20

14.  EQUIPMENT AND SUPPLIES                                       20

15.  OPERATIONS MANUAL; INDUSTRIAL SECRETS                        22

16.  SERVICE ASSISTANCE                                           24

17.  ADVERTISING                                                  26

18.  NONCOMPETITION                                               27

19.  TAXES AND DUTIES                                             28

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SECTION NO.                                                   PAGE NO.
-----------                                                   --------

20.  INDEMNIFICATION; INSURANCE                                    28

21.  IMPROVEMENTS AND MODIFICATIONS                                29

22.  TRANSFER BY SWISHER                                           30

23.  TRANSFER BY MASTER FRANCHISEE                                 30

24.  SWISHER'S RIGHT OF FIRST REFUSAL                              32

25.  TERMINATION BY SWISHER                                        33

26.  TERMINATION BY MASTER FRANCHISEE                              35

27.  EFFECT OF TERMINATION                                         36

28.  NOTICES                                                       37

29.  SURVIVAL                                                      38

30.  SEVERABILITY                                                  39

31.  WAIVER                                                        39

32.  COSTS OF ENFORCEMENT                                          39

33.  ENTIRE AGREEMENT                                              40

34.  ARBITRATION AND RELATED PROVISIONS                            40

35.  FORCE MAJEURE                                                 42

36.  TRANSLATION                                                   42

37.  GUARANTIES                                                    43

38.  CORPORATE OR OTHER FORM OF MASTER FRANCHISEE                  43

39.  GOVERNMENTAL APPROVALS                                        43

SECTION NO.                                                   PAGE NO.
-----------                                                   --------

40.  GOVERNING LAW                                                44

41.  ACKNOWLEDGMENTS                                              45












                                       EXHIBITS
                                       --------

EXHIBIT A -        SWISHER MARKS
EXHIBIT B -        GUARANTY

                            MASTER LICENSE AGREEMENT

     This Agreement is made and entered into by and between F.M.S. INC. a Bahamanian corporation, and a subsidiary of Swisher International, with its principal offices located at 6849 Fairview Road, Charlotte, North Carolina 28210 (hereinafter referred to as "Swisher") and _____________________________
a corporation organized under the laws of the Country of _____________________ with its principal offices located at ________________________________________
(hereinafter referred to as "Master Franchisee").

     WHEREAS, Swisher has developed technology that includes the use of equipment and processes, some of which embodies confidential, proprietary and trade secret information belonging to Swisher, for providing restroom hygiene services and products to restaurants, retail stores, buildings and other types of commercial establishments; and

     WHEREAS, Swisher, as a result of the expenditure of substantial time, skill, effort and money, has developed a unique and distinctive system ("System") relating to establishing and operating restroom hygiene businesses, and

     WHEREAS, Swisher is the owner of the trademark and service mark SWISHER and other trademarks, service marks and logos used in connection with the operation of such businesses in the United States, and identifies or intends to identify the operation of such businesses with the trademark and service mark SWISHER and other trademarks, service marks and logos; and

      WHEREAS, Swisher is engaged in the business of providing restroom hygiene services and products itself and through SWISHER franchises in the United States; and

     WHEREAS, Master Franchisee desires to acquire an exclusive right to own and operate, and to license others to own and operate, SWISHER businesses in __________________________________ (the "Territory"); and

     WHEREAS, Master Franchisee understands that Swisher has not previously operated or licensed any other person to operate SWISHER businesses in the Territory, has no permanent or other establishments in the Territory, and will not provide Master Franchisee with local assistance in the Territory.

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by the parties, Swisher and Master Franchisee agree as follows:

     1.   DEFINITIONS.  As used herein:

          (a) "Swisher Technology" shall mean and include the specialized skills, procedures and techniques developed by Swisher, which include confidential, proprietary and trade secret information of Swisher, for providing Licensor Services/Products (defined below) and the operation of a business under this Agreement.

          (b) "Swisher Marks" shall mean and include the mark SWISHER and such other trademarks, service mark and logos as are listed in Exhibit A hereto or as may be authorized in writing by an officer of Swisher from time to time.

          (c) "Licensor Services/Products" shall mean restroom hygiene services and products appropriate for restaurants, retail stores, buildings and other types of commercial establishments, all provided according to or meeting the standards and specifications promulgated by Swisher from time to time.

          (d) "Industrial Secrets" shall mean all information, knowledge, know-how, data and techniques embodied in the System and designated or treated by Swisher as confidential, proprietary or trade secrets, including but not limited to information and techniques set forth in the Swisher Operations Manual (as further referred to in Section 15), and in other directives, news bulletins and communications provided by Swisher to Master Franchisee. Without limiting the foregoing, Industrial Secrets shall include customer lists developed by Swisher, Master Franchisee and Master Franchisee's subfranchisees.

          (e) "Company-owned subfranchisee" shall mean any subfranchisee owned in whole or part by Master Franchisee or by any person or entity that has an ownership interest in or is otherwise related to Master Franchisee.

          (f) "Company-owned location" shall mean any location, office or base of operation, however denominated, which is owned and operated by Master Franchisee for the performance and sale of Licensor Services/Products.

          (g) All references in this Agreement to the terms "owner of an interest in Master Franchisee" and "shareholder of Master Franchisee", and all similar references to ownership interest in Master Franchisee, however evidenced, shall refer jointly and severally, to the owner or owners of any interest (i) in Master Franchisee or (ii) in any entity that has an ownership interest in Master Franchisee, either directly or indirectly through one or more intervening entities.

     2. GRANT OF LICENSE. Subject to the terms, conditions and reservations hereinafter described, Swisher hereby grants to Master Franchisee the exclusive right and license to: (i) use the Swisher Technology and the Swisher Marks in connection with promoting and providing Licensor Services/Products in the country of _____________________ (hereinafter referred to as the "Territory");
(ii) grant to others the right to use the Swisher Technology and the Swisher Marks in connection with promoting and providing Licensor Services/Products in the Territory; and (iii) grant other the right to promote and provide services and products relating to Licensor Services/Products in the Territory. For so long as Master Franchisee is in compliance with the terms of this Agreement, Swisher agrees that it will not, during the term of this Agreement and any extension hereof, provide Licensor Services/Products or license other master franchisees or subfranchisees to promote and provide Licensor Services/Products in the Territory. Master Franchisee acknowledges and agrees that the right and license granted in this Agreement is limited to the Territory, and confers no rights on Master Franchisee with respect to the Swisher Technology or the Swisher Marks outside the Territory. Swisher reserves all rights not expressly granted to Master Franchisee under this Agreement.

     Swisher reserves the right to require that Master Franchisee's right to provide Licensor Services/Products (as distinguished from Master Franchisee's right to grant subfranchises) be exercised only through Company-owned subfranchisees under separate subfranchise agreements.

     3. USE AND REGISTRATION OF SWISHER MARKS. Master Franchisee understands and agrees that the Swisher Marks possess substantial goodwill and reputation, and connote a certain standard of quality in connection with Licensor Services/Products provided in the United States. Master Franchisee agrees not to commit any act or engage in any conduct that adversely affects any of the Swisher Marks. Master Franchisee agrees to promptly notify Swisher of any attempt by any party other than Master Franchisee or its subfranchisees to use the Swisher Marks in the Territory.

     Swisher reserves the right to add or substitute different trade names, service marks, trademarks and indicia of origin for the Swisher Marks for use in identifying the System and the businesses operated thereunder, if Swisher's then-current Swisher Marks no longer can be used, or if Swisher, in its sole discretion, determines that the addition or substitution of different trade names, service marks, trademarks and indicia of origin will be beneficial to the System. In such event, Swisher may require Master Franchisee to discontinue or modify Master Franchisee's use of any of the Swisher Marks or to use one or more additional or substitute trade names, service marks, trademarks and indicia of origin.

     Neither Master Franchisee nor any subfranchisee shall use any of the Swisher Marks as part of its corporate or other legal name.

     Master Franchisee understands and agrees that Swisher shall have the sole right to obtain or renew any trademark or service mark registration in the Territory that consists of or includes any of the Swisher Marks. None of the Swisher Marks has been registered or may be registrable in the Territory, and Swisher makes no warranty that any Swisher Marks will be registered. Swisher represents: that it has filed or will file an application for registration of the mark SWISHER in the Territory; that Swisher will pursue the application diligently; and that Swisher will make any reasonable alterations to the mark SWISHER as may be advisable to obtain registration. Master Franchisee acknowledges and agrees that the denial of Swisher's application will not be an event entitling Master Franchisee to terminate this Agreement, to obtain a refund of any amount paid or owed to Swisher, or otherwise to modify Master Franchisee's obligations under this Agreement.

     Master Franchisee agrees to fully cooperate with Swisher in recording this Agreement and in registering Master Franchisee and any subfranchisee as an authorized user of the Swisher Marks with any governmental agency that Swisher deems appropriate and necessary, and also to cooperate in canceling any applicable recordation and registration on termination or expiration of this Agreement and/or any subfranchise agreement. All such recordations, registrations and cancellations shall be at Master Franchisee's expense. Master Franchisee agrees to appoint Swisher and/or the members of any law firm designated by Swisher in writing to record, register or cancel Master Franchisee as an authorized user of the Swisher Marks.

     If Swisher seeks registration of any part of the Swisher Technology in the Territory, the terms of this Section 3 shall equally apply to any recordations, registrations and cancellations of any licenses related thereto.

     4. BEST EFFORTS. Master Franchisee acknowledges that the degree of success and profitability experienced by Master Franchisee in connection with the sale of subfranchises and the performance of Licensor Services/Products under this Agreement depends substantially on the efforts and management of Master Franchisee and, therefore, Master Franchisee agrees to diligently and fully exploit its rights under this License Agreement in every manner by devoting its best efforts and adequate time to promoting and selling subfranchises to qualified subfranchisees and to promoting and furnishing Licensor Services/Products to the general public in the Territory.

     5.   FEES AND RELATED PROVISIONS.

     A.   In consideration of the exclusive right and license granted in
Section 2, Master Franchisee agrees to pay to Swisher an initial franchise fee of $U.S.____________ due on execution hereof. [LANGUAGE TO BE ADDED AT THIS POINT MORE FULLY DESCRIBING THE NATURE OF THE TERRITORIAL DEVELOPMENT COMMISSION, DEPENDENT ON THE TAX AND OTHER LAWS OF THE PARTICULAR COUNTRY.] The initial franchise fee shall be fully earned on payment to Swisher and shall be nonrefundable.

     B. In consideration of the disclosure of confidential, proprietary and trade secret information comprising a part of Swisher Technology, the provision of technical assistance, and the grant of the right to use the Swisher Marks and certain other rights, Master Franchisee shall pay to Swisher, on the 20th day of each month, a continuing royalty fee equal to the higher of (i) 3% of the Gross Sales (as defined below) of Master Franchisee and its first Company-owned subfranchisee in the preceding calendar month, or (ii) $U.S._________ per month during year 1 of the initial term, $U.S._________ per month during year 2 of the initial term, and $U.S._________ per month during year 3 of the initial term, $U.S._________ per month during year 4 of the initial term and $U.S._________ per month during years 5 to 10 of the initial term.

     C. Master Franchisee shall pay to Swisher, on the 20th of each month, _______% of Master Franchisee's then-current initial license fee or similar fee for each new subfranchise (including each new Company-owned subfranchisee after Master Franchisee's first) licensed in the preceding calendar month.

     D. Master Franchisee shall pay to Swisher, on the 20th day of each month, for each Company-owned subfranchisee after Master Franchisee's first, and for each subfranchisee not a Company-owned subfranchisee, a continuing royalty fee equal to the higher of (i) 1% of Gross Sales (as defined below) of the subfranchisee in the preceding calendar month, or (ii) $U.S._________ per month during year 1 of the initial term of the subfranchise, $U.S._________ per month during year 2 of the initial term of the subfranchise, $U.S._________ per month during year 3 of the initial term of the subfranchise, $U.S._________ per month during year 4 of the initial term of the subfranchise, and $U.S._________ per month during years 5 to 10 of the initial term of the subfranchise.

     For the purposes of this Agreement, the term "Gross Sales" shall mean all receipts for Swisher Services/Products and related services and products, including all cash receipts, the value of all services or products received for services or products provided, and all amounts charged, excluding excise, sales and use taxes, gross receipts taxes or similar taxes paid based on sales, if those taxes are separately stated when customers are charged, and also excluding bona fide refunds, allowance or discounts to customers.

     All payments to Swisher shall be made by wire transfer to a bank or institution designated by Swisher, and shall be supported by statements that are formatted as required by Swisher and certified as correct by Master Franchisee. Master Franchisee agrees to promptly provide Swisher with written responses to any questions from Swisher about such statements. All payments to Swisher shall be made free and clear of all taxes, duties, fees, imports and other levies, and the same shall not be deducted from any payments due Swisher, except as may be required to comply with tax laws of the Territory; provided, however, that Master Franchisee shall pay any amounts required to be deducted and withheld to competent taxing authorities and obtain and furnish Swisher with official receipts for the same, so that Swisher may obtain corresponding tax credits in the United States. [LANGUAGE APPROPRIATE TO THE TAX LAWS OF THE PARTICULAR COUNTRY AND TO THE AVAILABILITY OF A FOREIGN TAX CREDIT TO SWISHER WILL BE ADDED AT THIS POINT.]

     If the foreign tax credit currently available to Swisher for taxes imposed by any taxing authority within the Territory on any income sourced within the Territory is repealed or restricted, Swisher may terminate this Agreement on 60 days written notice to Master Franchisee, unless within such 60 days Master Franchisee agrees in writing to increase the amounts payable hereunder to Swisher to the extent necessary to provide Swisher with the same net amount it would have received had the foreign tax credit not been so repealed or restricted.

     All amounts payable to Swisher under this Agreement, whether for fees, reimbursements of expenses or otherwise, shall be payable in United States dollars (or as Swisher may otherwise direct in writing), and shall be calculated and converted (to the extent necessary) according to the exchange rate in effect at the time payment is due, as quoted by a financial institution reasonably designated by Swisher. All costs of currency exchange shall be borne by Master Franchisee. If any payment hereunder to Swisher for any reason is not made in United States dollars, the amount of such payment shall be increased to the extent necessary to cover any currency exchange expenses to be incurred by Swisher in converting such payment into United States dollars.

     Any amount properly owing from Master Franchisee to Swisher under this Agreement, if not paid when due, shall bear interest at a rate equal to 1-1/2% per month, or the maximum rate permitted under applicable law, whichever is less, from 30 days after the date such amount was or would have been due until paid.

     6. ACCOUNTING AND RECORDS. Master Franchisee, its Company-owned subfranchisees and all other subfranchisees shall maintain books and records which are adequate to clearly ascertain the amount of continuing royalty fees payable hereunder to Swisher. Such books and records shall show clearly the Gross Sales of Master Franchisee, its Company-owned subfranchisees and all other subfranchisees. Such books and records also shall reflect the amount of initial license fees or similar fees received by Master Franchisee from all subfranchisees. Swisher may, on reasonable advance notice to Master Franchisee, inspect the books and records of Master Franchisee and all or any subfranchisees of Master Franchisee in connection with the business conducted by Master Franchisee or such subfranchisees under this Agreement. Swisher may, in its sole discretion, designate certified public accountants to examine such books and records to determine the accuracy of fees paid or to be paid under this Agreement. Swisher shall pay the cost of such examination, unless the results of such examination indicate any deficiency equal to or greater than 5% of Gross Sales reported by Master Franchisee, in which event Master Franchisee shall bear the entire cost of such examination. Master Franchisee agrees to furnish Swisher annually while this Agreement is in effect with a financial report audited by Master

Franchisee's internal auditors and/or certified public accountants relating to the operations of Master Franchisee under this Agreement. Master Franchisee further agrees to furnish to Swisher such other financial information Swisher may from time to time reasonably request.

     7. TERM. This Agreement shall remain in effect for an initial term of 10 years starting from the date hereof, unless terminated sooner in the manner provided for herein. This Agreement shall be extended automatically for successive 10-year terms, if Master Franchise is in compliance with the terms of this Agreement, subject to and on the terms set forth in this
Section 7. If for any reason Master Franchisee is not in compliance with the terms of this Agreement during the 90-day period prior to expiration of the initial term or any subsequent 10-year term, Swisher may, at its option, preclude any extension of this Agreement by notifying Master Franchisee in writing of Master Franchisee's noncompliance.

     Not less than 90 days prior to the expiration of any terms, Master Franchisee shall provide Swisher with notice of its intention to extend this Agreement for an additional term of 10 years and Swisher shall, on evaluating such factors as population growth and density, business growth, economic conditions in the Territory, profitability of existing subfranchisees in the Territory and Swisher's general strategy with respect to expansion in the Territory, determine if further development of the Territory is warranted. Swisher shall provide Master Franchisee with notice of its determination as to whether further development in the

Territory is warranted. If further development is deemed warranted by Swisher, then Swisher and Master Franchisee shall mutually agree on Master Franchisee's development obligations for the subsequent 10-year term. If Swisher and Master Franchisee are unable to agree on such development obligations by the expiration of the then-current term, this Agreement shall immediately terminate or the geographic area covered by this Agreement shall be modified, as determined by Swisher in its sole discretion. Swisher may require, as conditions to any such extension, (i) that Master Franchisee execute the then-current Swisher Master License Agreement (with modifications appropriate for the Territory) and any ancillary agreements and other legal documents then customarily used by Swisher for the extension of Master License Agreements, including a general release in favor of Swisher, its officers, directors, agents, employees and affiliated companies, and (ii) that Master Franchisee pay a $10,000 extension fee to Swisher.

     8.   PILOT LOCATION; DEVELOPMENT OF SWISHER SUBFRANCHISES.

     A. Master Franchisee agrees to establish, within 1 year from the date hereof and within the Territory, a model location acceptable to Swisher (the "Pilot Location"), either as a Company-owned location or a Company-owned subfranchisee. Throughout the term of this Agreement, Master Franchisee, a Company-owned subfranchisee or an independent subfranchisee shall continuously maintain the Pilot Location or an alternate location acceptable to Swisher for
(i) promoting and providing

Licensor Services/Products, (ii) testing new services, products and procedures, and (iii) training subfranchisees. Swisher agrees not to unreasonably withhold its consent to the Pilot Location or any alternate location.

     B. Subject to the terms of Section 8A, Master Franchisee agrees that it will use its best efforts to maximize the sale of subfranchises (either to Company-owned subfranchisees or to independent subfranchisees) in the Territory during the term of this Agreement. Without limiting the foregoing obligation, Master Franchisee agrees, at a minimum, to license and maintain in operation, by and as of the end of each year (measured from the date of this Agreement), the following cumulative number of locations (whether Company-owned locations, Company-owned subfranchisees, or independent subfranchisees, and including the Pilot Location) according to the schedule set forth below during years 1 to 5 of the initial term:

                                             CUMULATIVE NUMBER OF
                                              SUBFRANCHISES AND
                                            COMPANY-OWNED LOCATION
    END OF YEAR                           IN OPERATION AS OF YEAR END
    -----------                           ---------------------------
    1                                             _____________
    2                                             _____________
    3                                             _____________
    4                                             _____________
    5                                             _____________
                                        TOTAL     _____________

     Not less than 90 days prior to the expiration of year 5 to this Agreement,

Master Franchisee agrees to submit a plan for developing additional subfranchises for the remainder of the initial term of this Agreement. The parties shall then agree on a minimum number of subfranchises which Master Franchisee shall obligate itself to develop during the remainder of the initial term; provided, that if by the expiration of year 5 of this Agreement, Swisher and Master Franchisee are unable to agree on such development obligations, this Agreement shall immediately terminate or the geographic area covered by this Agreement shall be modified, as determined by Swisher in its sole discretion.

     C. If Master Franchisee fails to meet its obligations in Section 8A and 8B, Swisher may elect to terminate Master Franchisee's exclusive right to develop SWISHER businesses in the Territory, and may thereafter develop or license other with the non-exclusive rights to develop SWISHER businesses in the Territory.

     9. OBLIGATIONS OF MASTER FRANCHISEE. Master Franchisee agrees to pay all of its obligations and liabilities to Swisher, suppliers and creditors when due. Master Franchisee shall be absolutely responsible and liable for the prompt payment of all taxes and duties, including income taxes, value added taxes, sales and use taxes, franchise taxes, gross receipts taxes, employee withholding taxes or similar taxes, as well as personal property and real estate taxes payable as a result of Master Franchisee's business. Swisher shall have no liability for these or any other taxes, and Master Franchisee shall indemnify Swisher for any such taxes that may be assessed or levied against Swisher which arise or result from the business licensed hereunder.

     10. SUBFRANCHISE AGREEMENTS; SERVICING, TRAINING AND SUPERVISING SUBFRANCHISEES. Master Franchisee warrants, agrees and represents that (a) each subfranchisee selected by Master Franchisee shall, in the opinion of Master Franchisee, be of good moral character, and have sufficient business experience, aptitude and financial resources, to own and operate a SWISHER business; and (b) each subfranchisee of Master Franchisee shall execute the form of standard subfranchise agreement approved by Swisher. Master Franchisee agrees that the standard subfranchise agreement to be executed by subfranchisees shall not be altered or modified in any respect, without the prior written approval of Swisher. Master Franchisee agrees, warrants and guarantees that it shall, at its sole expense, faithfully and vigorously enforce all of the terms of all subfranchise agreements with its subfranchisees and that it will take all legal and other actions necessary to require its subfranchisees to comply with all terms of their subfranchise agreements.

     Each subfranchise agreement shall provide that all rights and interests of the subfranchisee arise by virtue of Master Franchisee's rights under this Agreement. Each subfranchise agreement also shall provide that if this Agreement is terminated or expires, then the subfranchise agreement also shall expire, or at Swisher's option, Swisher or its successor or assign shall be substituted in place of Master Franchisee and assume all obligations and rights of Master Franchisee under the subfranchise agreement. On the execution of each subfranchise agreement, Master
Franchisee shall execute and deliver to Swisher an assignment (in the form designated by Swisher) of all of Master Franchisee's right, title and interest in and to such subfranchise agreement, provided that such assignment shall only be effective on (i) the termination or expiration of this Agreement, and (ii) the election by Swisher, in its sole discretion, to accept the assignment of the subfranchise agreement. Each such assignment shall expressly inure to the benefit of Swisher, its successors and assigns.

     Master Franchisee covenants that it shall perform all of the obligations of the subfranchise agreements, and shall employ and train such personnel as may be necessary to do so. Master Franchisee acknowledges that it is solely responsible for performance of all obligations toward subfranchisees in the Territory and shall in no way represent to any subfranchisee that Swisher has any obligations towards such subfranchisee. Without limiting the generality of the foregoing, Master Franchisee shall provide field support, guidance and assistance to subfranchisees on a continuing basis, as well as accounting and administrative support and guidelines, assistance in identifying and correcting operational problems and all other support services which Swisher may from time to time require of the Master Franchisee to properly service and support subfranchisees in the Territory.

     Master Franchisee shall be solely responsible for training all subfranchisees, and shall develop a training program for subfranchisees which meets Swisher's requirements and is not less than the training provided by Swisher to its franchisees in the United States.

     Master Franchisee shall diligently supervise and monitor on a continuing basis all subfranchisees operating in the Territory to ensure compliance with their subfranchise agreements, the Operations Manual and Swisher's quality control standards and specifications. Master Franchisee shall report to Swisher (or as it may request) on a regular basis (and from time to time as requested by Swisher) with respect to all subfranchisees operating in the Territory. Swisher shall have the right, in its sole discretion, to contact Master Franchisee's subfranchisees directly, to discuss or monitor (i) Master Franchisee's compliance with this Agreement, (ii) the subfranchisees' compliance with Swisher's quality control standards and specifications, or
(iii) any disputes between master Franchisee and its subfranchisees.

     11. COMPLIANCE WITH TERRITORIAL LAWS. Master Franchisee agrees to comply with the requirements of all laws affecting Master Franchisee's business hereunder, including all applicable laws from time to time in effect in any part of the Territory regarding the offer and sale of franchises in the Territory or relating to the ongoing relationship between a franchiser and a franchisee. In the marketing of subfranchises to prospective subfranchises, Master Franchisee shall provide accurate information, shall not make any misrepresentations (whether innocent, negligent or fraudulent), shall not mislead prospective subfranchisees, and shall in all respects adhere to the highest standards of business ethics and integrity. Master Franchisee shall indemnify and hold Swisher harmless from and against any losses, damages, court costs or attorneys' fees sustained by Swisher as a result of any activities of the Master Franchisee in violation of territorial laws, including but not limited to, any such activities in the franchise selling process. In order to assist Master Franchisee in effecting compliance with territorial laws, Swisher shall provide Master Franchisee, on request, such information relating to Swisher as is available and shall otherwise assist Master Franchisee in all reasonable ways in effecting such compliance, all at Master Franchisee's expense. Master Franchisee agrees to submit to Swisher for approval, prior to filing with any territorial, provincial or municipal governmental entity, true copies of all documents required by any applicable laws to be filed or submitted by Master Franchisee in connection with the business licensed under this Agreement.

     Master Franchisee acknowledges that Swisher has supplied to Master Franchisee all information concerning Swisher and the development and operation of the business licensed hereunder that is required under United States law and the laws of the Territory and as Master Franchisee deems necessary in order to make a determination to enter into this Agreement.

     12. INDEPENDENT CONTRACTOR. Master Franchisee is an independent contractor acting exclusively on Master Franchisee's own behalf. Therefore, Master Franchisee does not have any authority to act as the agent or representative of Swisher, to create any obligation of any type on behalf of Swisher, or to enter into any agreement on behalf of Swisher. Master Franchisee shall conspicuously identify itself in all dealings with customers, suppliers, public officials personnel and others as the independent owner and operator of the business authorized under this Agreement, and shall place notices of independent ownership and operation on signs, forms, business cards, stationery, advertising and other materials as Swisher may require.

     13. COMPLIANCE WITH STANDARDS AND SPECIFICATIONS. Master Franchisee acknowledges the reputation for quality associated with services and products sold in connection with the Swisher Marks in the United States. Master Franchisee agrees that it and its subfranchisees shall strictly adhere to the techniques, processes, standards specifications and instructions set forth in Swisher's Operations Manual. The Operations Manual may be revised from time to time by Swisher. Master Franchisee agrees that Swisher shall have access to the facilities of Master Franchisee to observe the procedures, techniques and employees of Master Franchisee and its subfranchisees, to inspect the equipment and supplies of Master Franchisee and its subfranchisees, and to accompany Master Franchisee's and its subfranchisees' employees on job assignments.

     14. EQUIPMENT AND SUPPLIES. All equipment and supplies (including, but not limited to, chemicals) used by Master Franchisee and its subfranchisees shall meet Swisher's then-current standards and specifications. If Master Franchisee elects to use equipment from a source other than Swisher or a source previously approved by Swisher, Master Franchisee first shall submit such equipment to Swisher or permit Swisher access to such equipment in such other manner as Swisher may agree, in order to allow Swisher to determine whether its then-current standards and specifications are met. If Master Franchisee elects to use supplies (including, but not limited to, chemicals) from a source other than Swisher or a source previously approved by Swisher, Master Franchisee first shall submit such supplies to Swisher or an independent testing laboratory designated by Swisher, in order to allow Swisher to determine whether its then-current standards and specifications are met. Master Franchisee agrees that the submission and reasonable testing of such equipment and supplies shall be at Master Franchisee's expense, and Swisher agrees not to unreasonably withhold approval of a source whose equipment or supplies are found to meet Swisher's then-current standards and specifications.

     Master Franchisee acknowledges and agrees that if it purchases equipment or supplies from Swisher, Swisher may seek to earn a 20% profit on the sale of such equipment or supplies. Master Franchisee further acknowledges and agrees that if it purchases equipment or supplies from a source approved by Swisher, Swisher may require Master Franchisee to pay Swisher a fee equal to 20% of the purchase price of such equipment or supplies. Swisher agrees that Master Franchisee may purchase equipment or supplies from other SWISHER businesses, if such equipment or supplies were originally supplied by Swisher or a source approved by Swisher and also meet Swisher's then-current standards and specifications.

     Master Franchisee agrees that if any inspection by Swisher discloses any deviation from Swisher's then-current standards and specifications,

Master Franchisee shall immediately take such measures as may be prescribed by Swisher to correct such deviation or Swisher shall have the right to terminate this Agreement.

     On receipt of written notice from Swisher that Swisher's standards and specifications have been revised or modified, Master Franchisee shall promptly proceed to comply with Swisher's revised or modified standards and specifications.

     15. OPERATIONS MANUAL; INDUSTRIAL SECRETS. At initial training, Swisher shall loan Master Franchisee a copy of Swisher's Operations Manual. The Manual is in English, and Master Franchisee shall bear any costs associated with translating the manual into any other language. Master Franchisee acknowledges that the Manual is subject to the protection of United States copyright laws and of the copyright laws of the Territory; contains valuable confidential, proprietary and trade secret business information of Swisher; and constitutes a portion of the Industrial Secrets of Swisher. Master Franchisee agrees not to make any reproductions of the Manual except for (i) employees of Master Franchisee who have a need to know the information in the manual and who have agreed in writing not to make any use or disclosure of such information except as authorized herein, and (ii) subfranchisees of Master Franchisee under subfranchise agreements containing non-disclosure provisions similar to this
Section 15. The Manual shall at all times remain the exclusive property of Swisher and shall be delivered to Swisher on termination of this Agreement, together with all copies thereof and notes therefrom in the possession of Master Franchisee and its subfranchisees.

     Neither Master Franchisee nor any officer, director or shareholder of Master Franchisee, during the term of this Agreement or thereafter, shall: (i) communicate, divulge or use for the benefit of any other person, persons, partnership, association or corporation, any Industrial Secrets which may be communicated to Master Franchisee or any such persons, or of which they may be apprised, in connection with the development or operation of the business licensed hereunder or under any subfranchisee agreement, without the prior written approval of Swisher; (ii) disclose to any third party any information Master Franchisee or any such persons receive in confidence from Swisher, without the prior written approval of Swisher; or (iii) disclose to employees of Master Franchisee any information Master Franchisee or any such persons receive in confidence from Swisher, except to employees who have a need to know the same, who have agreed not to make any use or disclosure of the same except as authorized herein and who have acknowledged no prior experience in the restroom hygiene business as embodied in the System; provided, however, that, after the term of this Agreement, Master Franchisee may use any information that has become generally known or easily accessible to the public other than because of the breach by Master Franchisee or any officer, director or shareholder of Master Franchisee of any term of this Agreement.

     Master Franchisee acknowledges that any failure to comply with the requirements of this Section 15 shall constitute a material breach of this

Agreement, and further, that a violation of the term of this Section 15 would result in irreparable injury to Swisher for which no adequate remedy at law may be available. Accordingly, Master Franchisee and its officers, directors and shareholders consent to the issuance of an injunction or similar form of remedy prohibiting any conduct in violation of the terms of this Section 15, and agree to pay all expenses (including court costs and reasonable attorneys' fees) incurred by Swisher in enforcing the terms of this Section 15.

     16. SERVICE AND ASSISTANCE. Swisher shall furnish the following services and assistance to Master Franchisee in connection with the business to be conducted under this Agreement:

     A.   PRE-OPENING SERVICES.

     (1) Initial training for 2 representatives of Master Franchisee at the Swisher training center in Charlotte, North Carolina for up to 3 weeks. Swisher shall provide the training at its expense, but Master Franchisee shall be responsible for its and its representatives' wages, benefit, transportation, lodging, meal and other expenses. Further, Master Franchisee shall be responsible for and shall indemnify Swisher against the acts of and any injuries to Master Franchisee or its representatives while receiving training. Training shall be conducted in connection with:

         (a)  Marketing

         (b)  Selling Subfranchises

         (c)  Operations

         (d)  Field Sales

          (e)  Field Service

          (f)  General Management

          (g)  Business Planning

     After the completion of initial training in the United States, a representative or representatives of Swisher shall make at least 1 trip to the Territory, at a mutually agreeable time, for up to 1 week of additional training and support, to assist Master Franchisee in establishing the business licensed hereunder. Swisher shall bear all costs associated with such trip.

     (2)  Proprietary software package and approved forms (in English).

     (3)  Samples of forms and marketing materials (in English).

     B.   CONTINUING SERVICES.

     (1)  Telephone consultation on a day-to-day basis.

     (2) Consultation with Master Franchisee in establishing a marketing program.

     (3)  Periodic suggestions on new marketing programs.

     (4)  Budgetary and financial analysis on request.

     (5) Ongoing research and development pertaining to chemicals, equipment and techniques.

     (6) Annual international conference in the United States. Each conference will last about 2 days and will be designed to deal with common issues encountered by Master Franchisees in the development of SWISHER businesses. Each conference will be conducted exclusively in English. Swisher will provide Master Franchisee with reasonable advance notice of the time and place of each conference. Swisher reserves the right to require Master Franchisee or a representative to attend any conference.
In connection with attending a conference, Master Franchisee will bear the cost of its and its representatives' wages, benefit, transportation, lodging, meal and other expenses.

     (7)  Periodic news bulletins.

     (8) In-country assistance at a fee of $500 U.S. per day per Swisher representative (including travel time), plus all related food, travel lodging and other expenses incidental to such assistance, for a minimum of 4 days (assuming 2 days of travel and 2 days of in-country assistance). The fee must be prepaid by wire transfer. Expenses not prepaid will be invoiced by facsimile for remittance within 15 days of receipt of the invoice.

     17. ADVERTISING. Master Franchisee shall advertise Licensor Services/Products throughout the Territory. Master Franchisee shall contribute and require its subfranchisees to contribute, on a monthly basis, at least 2% of Gross Sales to a fund managed by Master Franchisee and used solely to finance such advertising.

     In addition, Master Franchisee and its subfranchisees shall maintain at all times during the terms of this Agreement, at Master Franchisee's and its subfranchisees' expense, display advertisements in Master Franchisee's and its subfranchisees' primary local telephone directories covering all areas serviced by Master Franchisee and its subfranchisees. Such advertisements shall use and display the mark SWISHER, and shall be in the form and size and contain such wording as is approved in advance by

Swisher. Annually during the term of this Agreement, Master Franchisee shall furnish Swisher with proof of Master Franchisee's and its subfranchisees' subscriptions to or renewal of such advertisements no later than 60 days before the local telephone companies' deadlines for receiving subscriptions to or renewals for the applicable telephone directories.

     All advertisements placed by Master Franchisee and its subfranchisees, in any medium, shall be dignified, shall conform to standards prescribed from time to time by Swisher and shall display the Swisher Mark in a manner approved by Swisher.

     18. NONCOMPETITION. During the term of this agreement and any extension hereof, and for a period of 1 year after termination, expiration or transfer of any interest in this Agreement, neither Master Franchisee, nor its subsidiaries or affiliates, nor its shareholders (or owners of any other interest in Master Franchisee), nor its officers or directors, shall in any capacity, either directly or indirectly, except under the terms of this Agreement, engage in any competing business in the Territory, meaning any business which is the same or substantially similar to any part of the business that is the subject of this Agreement, engage in any competing business in the Territory, meaning any business which is the same or substantially similar to any part of the business that is the subject of this Agreement or have any direct or indirect ownership interest in any such business if such interest confers on the owner the power to influence the economic conduct of such business. Master Franchisee shall require all officers, directors and shareholders of Master Franchise to enter into similar restrictive covenants for the benefit of Swisher, and shall take all appropriate legal action necessary to enforce such covenants.

     Failure to comply with the requirements of this Section 18 shall constitute a material breach of this Agreement. Master Franchisee acknowledges that a violation of the terms of this Section 18 would result in irreparable injury to Swisher for which no adequate remedy at law may be available. Master Franchisee and its officers, directors and shareholders accordingly consent to the issuance of an injunction or similar form of remedy prohibiting any conduct by Master Franchisee in violation of the terms of this Section 18.

     19. TAXES AND DUTIES. All value added, sales, use and similar taxes levied or require to be paid under any city, local, county, territorial, state, federal or other governmental law or regulations by virtue of this Agreement, shall be promptly paid by Master Franchisee. Master Franchisee also shall be responsible for, and shall pay, all duties imposed with respect to the importation of all materials, equipment and supplies relating to its business, including materials, equipment and supplies furnished by Swisher. If Swisher is required to pay any such taxes or duties, Master Franchisee shall reimburse Swisher therefore on demand.

     20. INDEMNIFICATION; INSURANCE. Master Franchisee shall indemnify and hold harmless Swisher, its subsidiaries and affiliates, and their respective officers, directors, shareholders employees and agents, against any and all taxes, suits, causes of action, liabilities, damages, claims and demands of any type whatsoever, arising out of the operation of the business conducted by Master Franchisee or any of its subfranchisees, and against all costs, legal expenses and other expenses arising from or in connection with any suit proceeding or claim incident to any of the foregoing. Master Franchisee shall maintain, at Master Franchisee's expense, comprehensive liability insurance. Such insurance shall be with reliable companies, shall be of types and amounts satisfactory to Swisher, and shall name and insure both Master Franchisee and Swisher. Master Franchisee shall cause Swisher to be furnished, on an annual basis, with certificates of insurance issued by said insurance companies, together with evidence showing that the premiums therefore have been paid. Such insurance shall not be changed or canceled without 60 days written notice to Swisher.

     21. IMPROVEMENTS AND MODIFICATIONS. Master Franchisee agrees that if it shall develop any new concept, process or improvement in the operation or promotion of the Swisher Technology or the business licensed hereunder, it shall promptly notify Swisher and provide Swisher with all necessary information with respect thereto without compensation therefore. Master Franchisee acknowledges that concepts, processes or improvements which relate to the Swisher Technology and the business licensed hereunder developed by Master Franchisee shall become the exclusive property of Swisher, and that Swisher may itself utilize or disclose such concepts, processes or improvements to other Swisher franchisees.

     Master Franchisee acknowledges and agrees that Swisher may from time to time change the components of the System, including, without limitation, Swisher Technology, Licensor Services/Products, and the equipment and supplies used in the performance of Licensor Services/Products, in order to enhance the System and the goodwill associated therewith. Such changes may be made from time to time by changes in the contents of the Operations Manual, and Master Franchisee shall abide by, and shall require its subfranchisees to abide by, any such changes.

     22. TRANSFER BY SWISHER. Swisher may assign, encumber or otherwise transfer all or any part of its rights, interests or obligations under this Agreement to any person or entity.

     23. TRANSFER BY MASTER FRANCHISEE. Master Franchisee and the owners of any interest in Master Franchisee shall not assign, encumber or otherwise transfer this Agreement or any ownership interest in Master Franchisee, in whole or in part, without the prior written consent of Swisher. Swisher shall not unreasonably withhold consent to transfer.

     In determining whether it shall grant its consent to any proposed transfer, Swisher shall be entitled to consider, without limitation, the following: (i) the proposed transferee's moral character, business reputation and ability to conduct the business licensed herein; and (ii) the adequacy of the proposed transferee's financial resources and capital to successfully operate the business licensed herein.

    Swisher may condition its consent to any proposed transfer on: (i) payment of all amounts owed by Master Franchisee or its shareholders or owners to Swisher, its affiliates or any other party to whom Swisher or its affiliates has any contingent liability; (ii) payment to Swisher of a U.S. $10,000 transfer fee; (iii) reimbursement to Swisher of all attorneys' fees, accountants' fees and other expenses incurred by Swisher in connection with the transfer on demand; (iv) submission to Swisher of copies of all written agreements relating to a proposed transfer, all financial statements of the proposed transferee in a form acceptable to Swisher and a Franchise Application Form completed by the proposed transferee; (v) submission to Swisher of any additional information Swisher may request in order to determine if it should grant its consent to a proposed transfer; (vi) execution by Master Franchisee of a general release, in form satisfactory to Swisher, of any and all claims against Swisher and its affiliates, officers, directors, employees and agents; (vii) submission to Swisher of a written acknowledgment that the proposed transferee must complete the same initial training Swisher requires of new franchisees as of the date of the proposed transfer, that Swisher's consent to transfer will be conditioned on successful completion of initial training by the proposed transferee, and that the proposed transferee's failure to complete initial training promptly shall constitute a revocation of Swisher's consent; and (viii) execution by the proposed transferee of Swisher's then-current form of Master License Agreement (with modifications appropriate for the Territory).

     In the event of the death or permanent disability of a shareholder or other owner of Master Franchisee, said shareholder/owner's stock (or other ownership interest) may be transferred to said shareholder/owner's heirs or representatives by will or by operation of law, if such shareholder/owner's heirs or representatives agree in writing to be bound by all of the terms of this Agreement.

     Except as expressly provided herein, the assignment, encumbrance or other transfer, either voluntarily or by operation of law, of any part of the capital stock of (or other ownership interest in) Master Franchisee, without the prior written consent of Swisher, shall constitute a material breach of this Agreement.

     24. SWISHER'S RIGHT OF FIRST REFUSAL. If Master Franchisee or any shareholder of (or other owner of an interest in) Master Franchisee receives a bona fide arms length offer from any third party to purchase an interest in Master Franchisee or Master Franchisee's interest in this Agreement or in the business conducted hereunder, or if Master Franchisee proposes to convert, assign or otherwise transfer Master Franchisee's interest in this Agreement or in the business conducted hereunder, in whole or in part, to any third party, the shareholder/owner or Master Franchisee, as the case may be, shall first offer to sell said interest to Swisher. The seller shall make available to Swisher in a written statement verified by the seller the terms of the offer received or made by the seller, and Swisher shall have 30 days from the receipt of said statement to either accept or refuse such offer. Written notice of Swisher's decision to accept or refuse said offer shall be delivered to the seller. Acceptance by Swisher shall be on the same price and terms set forth in the written statement submitted by the seller. If Swisher fails to accept the offer within the 30-day period, the seller shall be free to effect the disposition described in the statement on the exact terms set forth in the statement delivered to Swisher, subject to the terms of Section 23.

     25.  TERMINATION BY SWISHER.  This Agreement may be terminated as follows:

     A. Master Franchisee shall be deemed to be in default under this Agreement and Swisher may, at its option, terminate this Agreement and all rights granted hereunder, effective immediately on giving notice of termination to Master Franchisee, but without giving any notice of default or opportunity to cure the default, on the occurrence of any of the following events:

     (1) if Master Franchisee or any owner of an interest in Master Franchisee is convicted of any criminal offense or engages in any conduct or practice that is reasonably likely, in the sole opinion of Swisher, to adversely affect the System, the Swisher Marks, the goodwill associated therewith or Swisher's interest therein;

     (2) if Master Franchisee or any owner of an interest in Master Franchisee breaches any term of Section 15, 18, 23 or 24;

     (3) if Master Franchisee knowingly provides or submits any false records or reports to Swisher or willfully or fraudulently misrepresents any fact or condition required to be disclosed hereunder;

     (4) if Master Franchisee makes, or purports to make, a bulk sale of its assets;

     (5) if Master Franchisee or any owner of an interest in Master Franchisee is adjudged bankrupt, becomes insolvent or makes a general assignment for the benefit of creditors, or if a receiver, guardian, conservator, trustee in bankruptcy or similar officer is appointed by a court of competent jurisdiction to take charge of all or any part of Master Franchisee's or any such owner's property, or if any proceeding for a composition or similar arrangement with creditors under any law is instituted by or against Master Franchisee or any owner of an interest in Master Franchisee, or if a final judgment remains unsatisfied or of record for 30 days or longer against Master Franchisee or any owner of an interest in Master Franchisee, or if execution is levied against any of the assets of the Master Franchisee or any owner of an interest in Master Franchisee;

     (6) if Master Franchisee passes any corporate resolution to enable it to take proceedings for its dissolution, liquidation or amalgamation, to wind down Master Franchise;

     (7) if a Company-owned subfranchisee defaults under its subfranchise agreement and does not cure within the time limit therefore, or if any subfranchise agreement with a Company-owned subfranchisee is terminated prior to the expiration thereof;

     (8) if Master Franchisee disputes or contests, directly or indirectly, the ownership, validity or enforceability of the Swisher Technology or the Swisher Marks; or

     (9) if Master Franchisee promotes Licensor Services/Products outside the Territory, or uses the Swisher Technology or the Swisher Marks outside the Territory.

     B. Subject to the proviso in the last sentence in Section 8B, Master Franchisee shall have 180 days after receipt of written notice of default from Swisher in which to cure any failure by Master Franchisee to meet the Development Schedule set forth in Section 8. If such failure to meet the Development Schedule is not cured within the said 180-day period, Swisher may terminate this Agreement by giving written notice of such termination to Master Franchisee.

     C. Except for any events of default referred to in Sections 25A and 25B, Master Franchisee shall have 30 days after receipt of written notice of default from Swisher within which to cure any default in the performance of Master Franchisee's obligations and covenants hereunder. If any such default is not cured within said 30-day period, Swisher may terminate this Agreement by giving written notice of such termination to Master Franchisee.

     D. The termination of this Agreement shall be without prejudice to any remedy or cause of action which Swisher may have against Master Franchisee for the recovery of any amounts due Swisher or any equipment or property of Swisher, or to any other right of Swisher to recover damages for any breach hereof.

     26. TERMINATION BY MASTER FRANCHISEE. This Agreement may be terminated by Master Franchisee only if Swisher fails to perform any of its obligations under this Agreement, and only if such failure is not corrected within 60 days after receipt by Swisher of written notice thereof.

     27.  EFFECT OF TERMINATION.

     A. On termination of this Agreement, whether by reason of lapse of time, default in performance or other reasons, Master Franchisee and its Company-owned subfranchisees:

     (1) shall immediately discontinue the use of the Swisher Marks, any marks confusingly similar thereto, and any and all signs and printed materials bearing said marks or any references thereto;

     (2) shall immediately discontinue use of the Swisher Technology, and shall not operate or do business under any name or in any manner that might tend to give the general public the impression that this Agreement is still in force or that Master Franchisee is still connected in any way with Swisher, and if applicable, shall immediately amend the name under which it performed Licensor Services/Products under this Agreement, and delete from that name any references to the Swisher Marks or any marks confusingly similar thereto, and shall immediately thereafter furnish Swisher evidence of the same;

     (3) shall not avail itself of any of the confidential, proprietary or trade secret information imparted by Swisher, nor disclose or reveal any such information, or any portion thereof, to others;

     (4) shall immediately discontinue use of and deliver to Swisher all customer lists, customer service contracts and records, and all copies thereof, all of which Master Franchisee acknowledges to be Swisher's property;

     (5) shall promptly return to Swisher the Swisher Operations Manual furnished herewith, and all copies thereof, together with any other materials containing confidential, proprietary or trade secret information.

     (6) shall not (and it officers, directors and shareholders shall not) compete with Swisher's business interests for 1 year as provided in Section 18; and

     (7) shall, on request by Swisher, take such action as may be necessary to cancel any assumed name or equivalent registration which contains the mark SWISHER or any other Swisher Mark.

     B. On termination of this Agreement for whatever reason, all subfranchise agreements in existence as of the date of termination also shall terminate and Swisher shall have no further obligation to Master Franchisee or its subfranchisees; provided, however, that Swisher, its successor or assign, may at its option and on notice of Master Franchisee, assume all of Master Franchisee's rights and obligations to all or any of its subfranchisees without payment of any fee to Master Franchisee, under the assignments executed by Master Franchisee in accordance with Section 10.

     28. NOTICES. All notices required or permitted to be given hereunder shall be in writing, shall be mailed by certified or registered mail, return receipt requested, with postage thereon prepaid, or sent by expedited and receipted delivery, and shall be addressed to Swisher or Master Franchisee at the following address:

Swisher:                        F.M.S., INC.
                                6849 Fairview Road
                                Charlotte, North Carolina 28210
                                704-364-7707
                                Facsimile  704-365-8941


                                With copy to:

                                --------------------------------------------
                                --------------------------------------------
                                --------------------------------------------
                                Facsimile:
                                          ----------------------------------


                                Master Franchisee:

                                --------------------------------------------
                                --------------------------------------------
                                --------------------------------------------
                                Facsimile:
                                          ----------------------------------

         If a party changes its address, it shall give written notice to the other party. Any notice given hereunder by certified or registered mail shall be deemed to have been given 15 days after the date of mailing, and any notice given hereunder by expedited delivery service shall be deemed to have been given 3 days after the date of sending, provided that any written notice, however given, shall be deemed to have been given no later than the date of its actual receipt. Except as expressly provided herein or designated by Swisher, all payments required under this Agreement shall be made at Swisher's office at the above address, and all deliveries of equipment and supplies form Swisher to Master Franchisee shall be made F.O.B. Charlotte, North Carolina.

    29. SURVIVAL.   Any debts, obligations or liabilities accrued
hereunder between the parties hereto, including but not limited to, Master Franchisee's (and its officers', directors' and shareholders') obligations of indemnification, of nonuse and non-disclosure of confidential, proprietary or trade secret information under Section 15, and of non-competition under Section 18, shall survive the expiration, termination or transfer of this Agreement, regardless of reason.

     30. SEVERABILITY. If any term this Agreement is invalid, illegal or incapable of being enforced by reason of any law or public policy, all other terms of this Agreement shall nevertheless remain in full force and effect, and no term shall be dependent on any other term unless so expressed herein.

     31. WAIVER. Swisher's failure to enforce or delay in enforcing any of its rights under this Agreement, including but not limited to, the right of termination because of breach by Master Franchisee of any term of this Agreement, shall not be a waiver of Swisher's rights, including but not limited to, the right of termination for the enforcement of any subsequent breach or breaches by Master Franchisee of any term of this Agreement.

     32. COST OF ENFORCEMENT. If it becomes necessary for Swisher to employ attorneys, bring an arbitration proceeding or institute any action at law or in equity against Master Franchisee to secure or protect Swisher's rights under this Agreement, or to enforce any of Master Franchisee's covenants and obligations contained herein, Swisher shall be entitled to recover from Master Franchisee all reasonable attorneys' fees expended, together with court costs and all damages allowed by law.

     If Master Franchisee fails to perform any duty or obligation in accordance with this Agreement, Swisher, at its option (but without any obligation to do so), may perform or attempt to perform such obligation or duty on behalf of Master Franchisee. In such event, Master Franchisee shall promptly pay to Swisher on demand any amount expended by Swisher in such performance or attempted performance.

     33. ENTIRE AGREEMENT. This Agreement (which includes the Exhibits attached hereto) contains the entire agreement of Swisher and Master Franchisee. Any representations, inducements, promises or agreements, oral or otherwise, of Swisher or Master Franchisee that are not set forth herein, or in a written amendment hereof executed by Swisher and Master Franchisee, shall not be of any force or effect, and shall not be binding on either Swisher or Master Franchisee. Master Franchisee acknowledges that it has had an opportunity to ask questions of Swisher and has received satisfactory answers concerning the business licensed hereunder and the operations of Swisher.

    34.  ARBITRATION AND RELATED PROVISIONS.

    A. Any dispute, claim or controversy arising out of or relating to this Agreement or other offer or execution of this Agreement, if not resolved by negotiation or mutually agreed mediation, shall be resolved solely and exclusively under the then-current International Arbitration Rules of the American Arbitration Association ("AAA"), in Charlotte, North Carolina unless agreed otherwise by the parties in writing, by 1 AAA arbitrator appointed in accordance with such rules. The prevailing party in any arbitration proceeding shall be entitled to recover its expenses, including reasonable attorneys' fees and accounting fees, in addition to any other relief to which it is found to be entitled. Any award shall provide for interest from the date of the award until the award is paid in full, at a rate to be fixed by the arbitrator. The award of the arbitrator shall be the sole and exclusive remedy between the parties regarding any claims, counterclaims, issues or accountings presented or pled to the arbitrator, and shall be enforceable free of any tax, deduction or offset. Any costs, fees or taxes incident to enforcing the award of the arbitrator, to the maximum extent permitted by law, shall be charged against the party resisting such enforcement. Swisher and Master Franchisee each consents to entry of judgment on the award of the arbitrator in any court having jurisdiction (including any court in the Territory having jurisdiction), or the grant of any application made to such court for a judicial acceptance of the award or an order of enforcement.

  B. Swisher and Master Franchisee each waives, to the fullest extent permitted by law, any right or claim for any punitive or exemplary damages against the other, and each agree, in the event of a dispute with the other, to be limited to the recovery of actual damages sustained.

  C. Nothing in this Section 34 shall prevent Swisher from obtaining temporary, preliminary or permanent injunctive relief from a court or agency of competent jurisdiction against conduct causing actual or threatened irreparable injury to Swisher. Master Franchisee acknowledges that any breach by Master Franchisee of any term of Section 15

(Operations Manual; Industrial Secrets) or Section 18 (NONCOMPETITION) would cause irreparable injury to Swisher for which no adequate remedy at law may be available. Accordingly, Master Franchisee consents to the issuance of injunctive relief prohibiting any conduct by Master Franchisee in violation of any term of those Sections.

     D. Unless Swisher seeks relief from a court or agency in the Territory that operates using another language, any arbitration or other proceeding relating to this Agreement shall be conducted in English.

     35. FORCE MAJEURE. If Swisher or Master Franchisee shall be delayed in, hindered in or prevented from, the performance of any act required hereunder by reason of fire, casualty, strikes, lockouts, labor trouble, inability to procure materials or supplies, failure of power, governmental authority, riots, insurrections, war or other reason of like nature, where such delay, hindrance or prevention of performance shall not be within reasonable control of the part obligated to perform and not be avoidable by diligence, the party so delayed shall promptly give notice to the other party, and performance of such act shall be excused for such period of delay.

     36. TRANSLATION. To the extent deemed necessary by Master Franchisee or Swisher, as applicable, Master Franchisee or Swisher may appoint a translator to translate (at Master Franchisee's expense) this Agreement and related materials correspondence or notices into a language other than English. All correspondence and all notices required or permitted hereunder from one party to the other shall be in English, without any translation required. The English version of this Agreement and related materials, correspondence or notices shall control over any other versions.

     37. GUARANTIES. All shareholders of Master Franchisee, and all holders of any other ownership interest in Master Franchisee, shall execute the Guaranty attached hereto as Exhibit B, thereby guaranteeing to Swisher the obligations of Master Franchisee and themselves under this Agreement. Failure to provide such Guaranty shall constitute a material default under this Agreement.

     38. CORPORATE OR OTHER FORM OF MASTER FRANCHISEE. If Master Franchisee is conducting business in a corporate, partnership or similar form, Master Franchisee shall furnish such evidence of its existence and good standing under the laws of the Territory as Swisher may request. Additionally, Master Franchisee shall cause all certificates or instruments representing ownership interest in the Master Franchisee to bear a legend on their face to the effect that transfers of the interests represented by such certificates or instruments are subject to the consent of Swisher under this Agreement.

     39. GOVERNMENTAL APPROVALS. Master Franchisee shall obtain all required approvals, consents, permits and licenses necessary from government agencies in the Territory to enter into, make enforceable the terms of, or perform under, this Agreement. In this connection, Swisher will assist Master Franchisee in responding to inquiries from such government agencies, but Master Franchisee will be responsible for the cost of any translation of this Agreement or any other document required by such government agencies (which translation, however, will be subject to Swisher's approval before its use). If, at any time before approval of this Agreement or during the term of this Agreement, any government agency in the Territory requires, directly or indirectly, alteration or modification of any term of this agreement, or of the performance of the parties under this Agreement, the parties shall use their best efforts to comply with such requirement. If, however, either of the parties considers the requirement to be material and adverse to it, then that party may terminate this Agreement by giving written notice to that effect to the other party. If required, at Master Franchisee's cost, Master Franchisee will submit advertising or promotional materials (whether prepared by or under the directions of Swisher or Master Franchisee) to any appropriate government agency for review and approval. If the government agency requires Master Franchisee to revise any advertising or promotional materials as a condition of approval, Master Franchisee will submit the revised advertising or promotional materials to Swisher for approval before their use.

     40. GOVERNING LAW. This agreement shall be governed by the laws of North Carolina, without giving effect to the choice of law principles thereof; provided that if any term of this Agreement is not enforceable under the laws of North Carolina, that term shall be governed by the laws of the Territory.

    41. ACKNOWLEDGMENTS.

     A. Master Franchisee acknowledges that it has no prior experience in the restroom hygiene business as embodied in the System, and that, pursuant to this Agreement, it will receive valuable specialized training and information concerning operational sales, promotional and marketing methods and techniques of Swisher as embodied in the System.

     B. Master Franchisee acknowledges that the System and the Swisher Marks will continue to evolve in order to reflect changing market conditions, and to meet new and changing consumer and technology demands; and that variations and additions to the System may be required in order to preserve and enhance the public image of the Swisher Marks and to ensure the continuing operational efficiency of SWISHER businesses generally.

     C. Master Franchisee acknowledges that Swisher made no representations or promises to Master Franchisee, or reached any arrangements, understandings or agreements with Master Franchisee, except as set forth in this Agreement and, in particular, that Swisher has made no promises to Master Franchisee regarding now or in the future granting Master Franchisee rights to operate SWISHER businesses outside of the Territory.

     D. Master Franchisee acknowledges that its investment is a speculative investment, that the most important factors in the success of any SWISHER business is the operator's personal business, marketing, sales, management and other skills, and that any investment by Master

Franchisee may be a risk and may not be recovered. Master Franchisee represents and warrants that it has, before signing this Agreement, conducted an independent investigation of this venture and that in making the decision to enter into this Agreement and any related agreements, Master Franchisee is relying on its personal knowledge of the market in the Territory and its own business abilities and efforts, which will be essential to its possible success.

     E. Master Franchisee acknowledges and represents that it has, before executing this Agreement, obtained the advice of independent legal counsel experienced in licensing or franchising matters.

     F. Master Franchisee acknowledges that it has not received or relied on any warranty or representations, express or implied, as to the potential volume, profits or success of the business contemplated by this Agreement.

     THIS AGREEMENT is executed as of the ____day of 199___.


                                     F.M.S., INC.

                                     By:
                                        ------------------------------------
                                     Title:
                                           ---------------------------------

                                     ---------------------------------------

                                     ---------------------------------------
                                     MASTER FRANCHISEE

                                     By:
                                        ------------------------------------
                                     Title:
                                           ---------------------------------

                                      EXHIBIT A


                                    SWISHER MARKS



SWISHER

SWISHER & "S" Design (See U.S. Reg.  No. 1,744,818)

SWISHER HYGIENE

                                      EXHIBIT B


                                       GUARANTY

    As an inducement to F.M.S.,INC. ("Swisher") to execute that certain Master License Agreement dated _________________, 199_, with ("Master Franchisee") ___________________________________ the undersigned, jointly and severally, hereby agree to be individually bound by all the terms of the above Master License Agreement, including any amendments or modifications thereto whenever made (hereinafter the "Agreement"), and unconditionally and irrevocably guarantee to Swisher and its successors and assigns that all of the obligations of Master Franchisee under the Agreement will be punctually paid and performed. Without limiting the generality of the foregoing, the undersigned jointly and severally agree to be individually bound by the terms of Sections 15, 18, 23 and 24 of the Agreement.

     On default by Master Franchisee or notice from Swisher, the undersigned will immediately make each payment and perform each obligation required of Master Franchisee under the Agreement. Without affecting the obligations of the undersigned under this Guaranty, Swisher may, without notice to the undersigned, extend, modify, amend or release any indebtedness or obligation of Master Franchisee, or may settle, adjust or compromise any claims against Master Franchisee.

     The undersigned waive all demands and notice of every kind with respect to this Guaranty and the Agreement, including, without limitation, notice of: the amendment or modification of this Guaranty or the Agreement; the demand for payment or performance by Master Franchisee; any default by Master Franchisee or any guarantor; any release of and any guarantor or other security for this Agreement or the obligations of Master Franchisee.

    Swisher may pursue its rights against the undersigned without first exhausting its remedies against Master Franchisee and without joining any other guarantor hereto. No delay on the part of Swisher in the exercise of



Guaranty                            - 1 -
any right or remedy shall operate as a waiver of such right or remedy, and no single or partial exercise by Swisher of any right or remedy shall preclude the further exercise of such right or remedy.

     On the death of an individual guarantor, the estate of such guarantor will be bound by this Guaranty, but only for defaults and obligations hereunder existing at the time of death, and the obligations of the other guarantors hereunder will continue in full force and effect.

     IN WITNESS WHEREOF, the undersigned have signed this ____ day of ____________, 199__.


                                      --------------------------------------
                                      GUARANTOR
                                      Name:
                                           ---------------------------------
                                      Address:
                                      --------------------------------------
                                      --------------------------------------
                                      --------------------------------------


                                      --------------------------------------
                                      GUARANTOR
                                      Name:
                                           ---------------------------------
                                      Address:
                                      --------------------------------------
                                      --------------------------------------
                                      --------------------------------------


                                      --------------------------------------
                                      GUARANTOR
                                      Name:
                                           ---------------------------------
                                      Address:
                                      --------------------------------------
                                      --------------------------------------
                                      --------------------------------------


Guaranty                             - 2 -